UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8−K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2008

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

࿠Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

࿠Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Explanatory Note: Southern Union Company (the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission on December 17, 2008 (the "Original Filing") under Item 5.02 relating to approved equity awards for certain officers of the Company. The Company is filing this Amendment No. 1 on Form 8-K/A to correct a transposition error with respect to the equity grant made to Mr. Herschmann, the Company's President and Chief Operating Officer.  The table information in the Original Filing reflected an award of 292,934 restricted shares and an award of 207,066 stock options to Mr. Herschmann.  Mr. Herschmann's actual equity award was for 207,066 restricted shares and 292,934 stock options.  Set forth below is the corrected tabular information for Mr. Herschmann.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Name	Stock Options (# of Shares)	Restricted Shares (# of Shares)
Eric D. Herschmann	292,934	207,066

                                                                                                                                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: December 19, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary